Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registraton Statement No. 33-34930 of B.F. Saul Real Estate Investment Trust (the "Trust") on Form S-2 of our reports dated December 9, 1997, included in Part III of the Trust's Form 10-K for the year ended September 30, 1997, and to all references to our Firm included in this Registration Statement.




ARTHUR ANDERSEN LLP


Washington, D.C.
January 15, 1998